Exhibit 23.3

                          Independent Auditors' Consent



The Board of Directors and Stockholders
Balchem Corporation:

We consent to the use of our report dated February 5, 1999 incorporated herein by reference on the consolidated balance sheets of Balchem Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 1998 annual report on Form 10-K of Balchem Corporation.

                                                     /s/  KPMG LLP
                                                     -------------
                                                          KPMG LLP


Short Hills, New Jersey
May 11, 1999